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                                                                      Exhibit 11

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (Dollar amounts in thousands, except share per share data)


                                                                                        THREE MONTHS ENDED
                                                                                   MARCH 31,         MARCH 31,
                                                                                    2004               2003
                                                                              --------------------------------------
1.       Net income                                                           $         1,517    $         1,724
                                                                              ======================================
2.       Weighted average common shares outstanding                                 2,990,989          2,974,050
3.       Common stock equivalents due to dilutive effect of stock options             124,646             94,891
                                                                              --------------------------------------
4.       Total weighted average common shares and equivalents outstanding           3,115,635          3,068,941
                                                                              ======================================
5.       Basic earnings per share                                             $          .51     $          .58
                                                                              ======================================
6.       Diluted earnings per share                                           $          .49     $          .56
                                                                              ======================================


         All share and per share amounts have been adjusted for a three for two stock split declared October 21, 2003

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